THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH NOR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORY AUTHORITY, NOR HAS ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUBSCRIPTION AGREEMENT OR THE MERITS OF THIS OFFERING. NO
TRANSFER OF ANY SECURITIES OFFERED HEREBY SHALL BE PERMITTED UNTIL THE TRANSFEROR SHALL HAVE COMPLIED WITH ALL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND SUCH SECURITIES HAVE BEEN REGISTERED UNDER SUCH ACTS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A FAVORABLE OPINION FROM LEGAL COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACTS. ANY REPRESENTATION CONTRARY TO THE ABOVE IS UNLAWFUL.

                             SUBSCRIPTION AGREEMENT


Goodrich Petroleum Corporation
Goodrich Petroleum Company, L.L.C.
Goodrich Petroleum Company-Lafitte, L.L.C.
333 Texas Street, Suite 1375
Shreveport, Louisiana 71101

Ladies and Gentlemen:

         The undersigned (the "Undersigned") understands that Goodrich Petroleum Corporation, a Delaware corporation ("Goodrich-Delaware"), Goodrich Petroleum Company, L.L.C., a Louisiana limited liability company ("Goodrich-Louisiana") and Goodrich Petroleum Company--Lafitte, L.L.C., a Louisiana limited liability company ("Lafitte")(Goodrich-Delaware, Goodrich-Louisiana, and Lafitte are hereinafter collectively referred to as the "Companies") are offering for sale (the "Offering") 100,000 units ("Units").
Each Unit consists of the following:

a. Fifty and No/100 Dollars ($50.00) in principal under a series of convertible promissory notes made and issued by Goodrich-Louisiana in the aggregate principal amount of $5,000,000.00 (the "Pari Passu Notes"). The principal and accrued interest under the Pari Passu Notes may be converted into shares of common stock, par value $0.20 per share, of Goodrich-Delaware (the "Common Stock") at the rate of $4.00 per share, subject to certain adjustments. The Pari Passu Notes will be in the form attached hereto as Exhibit A, and will be issued pursuant to the terms of a Credit Agreement (the "Goodrich Credit Agreement") between Goodrich-Louisiana, as Borrower, and Hambrecht & Quist Guaranty Finance, LLC, (the "Noteholder Agent"), as agent for the holders of the Pari Passu
     Notes. A copy of the Goodrich Credit Agreement is attached hereto as Exhibit B.

b. Ten and No/100 Dollars ($10.00) in principal under a series of convertible promissory notes made and issued by Goodrich-Louisiana in the aggregate principal amount of $1,000,000.00 (the "Subordinated Notes"). The principal and accrued interest under the Subordinated Notes may be converted into shares of Common Stock at the rate of $4.00 per share, subject to certain adjustments. The Subordinated Notes will be in the form attached hereto as Exhibit C, and will be issued pursuant to the terms of the Goodrich Credit Agreement.

c. Sixty and No/100 Dollars ($60.00) in principal under a series of convertible promissory notes made and issued by Lafitte in the aggregate principal amount of $6,000,000.00 (the "Lafitte Notes"). The principal and accrued interest under the Lafitte Notes may be converted into shares of Common Stock at the rate of $4.00 per share. Under certain circumstances, the principal and accrued interest under the Lafitte Notes may be converted into membership interests (the "Membership Interests") of Lafitte. The Lafitte Notes will be in the form attached hereto as Exhibit D, and will be issued pursuant to the terms of a Credit Agreement (the "Lafitte Credit Agreement") between Lafitte, as Borrower, and the Noteholder Agent, as agent for the holders of the Lafitte Notes. A copy of the Lafitte Credit Agreement is attached hereto as Exhibit E.

d. Three (3) shares of Series A Preferred Units of Goodrich-Louisiana (the "Preferred Units"), having a par value and liquidation preference of Ten and No/100 Dollars ($10.00), each. The preference amount and any accrued distributions under the Preferred Units may be converted into shares of Common Stock at the rate of $2.00 per share. The form of the Preferred Unit certificate (the "Preferred Unit Certificate") is attached hereto as Exhibit F. The Preferred Units will be issued pursuant to the Amended and Restated Operating Agreement of Goodrich-Louisiana, a copy of which is attached hereto as Exhibit G. The designations, preferences and rights of the Preferred Units are set forth on Exhibit H, attached hereto.

e. A warrant (the "Debt Warrant") to purchase thirty (30) shares of Common Stock for $0.9375 per share (the "Debt Warrant Exercise Price"). The terms of the Debt Warrants are further set forth in the form of warrant certificate (the "Debt Warrant Certificate") attached hereto as Exhibit I.

f. A warrant (the "Preferred Warrant") to purchase three (3) shares of Common Stock for $1.50 per share (the "Preferred Warrant Exercise Price"). The terms of the Preferred Warrants are further set forth in the form of warrant certificate (the "Preferred Warrant Certificate") attached hereto as Exhibit J.

         The Undersigned further understands that the Offering is being made without registration of (i) the Units, (ii) the Pari Passu Notes or the Common Stock issuable upon the conversion thereof, (iii) the Subordinated Notes or the Common Stock issuable upon the conversion thereof, (iv) the Lafitte Notes or the Common Stock or the Membership Interests issuable upon the conversion thereof,
(v) the Preferred Units or the Common Stock issuable upon the conversion thereof, (vi) the Debt Warrants or the Common Stock issuable upon the exercise thereof, or (vii) the Preferred Warrants or the Common Stock issuable upon exercise thereof, under the Securities Act of 1933, as amended (the "Securities Act"), and is being made only to Accredited Investors (as defined in Rule 501 of Regulation D under the Securities Act). The number of Units (and the corresponding principal amounts of the Pari Passu Note, the Subordinated Note and the Lafitte Note, and the corresponding numbers of Preferred Units, Debt Warrants and Preferred Warrants) offered to the Undersigned are set forth beside the Undersigned's name on the signature page hereof, subject to the right and authority hereby granted to the Noteholder Agent to reduce the number of Units in the event of an over-subscription to the Offering. The Pari Passu Notes,

Subordinated Notes, Lafitte Notes, Preferred Units, Debt Warrants, Preferred Warrants and the Common Stock issuable upon the respective conversion or exercise of the foregoing are referred to collectively herein as the "Unit Securities."

         The Undersigned further understands that in connection with the Offering, Goodrich-Louisiana is restructuring its revolving line of credit with Compass Bank, an Alabama state banking association, pursuant to the terms of a Credit Agreement to be executed between Goodrich-Louisiana, as borrower, Goodrich-Delaware, as guarantor, and Compass Bank, as lender, which Credit Agreement will be substantially in the form of Exhibit K (the Compass Bank Credit Agreement"). Pursuant to a Collateral Agency Agreement between Compass Bank, as collateral agent, Compass Bank in its own right and the Noteholder Agent (the "Collateral Agency Agreement"), Compass Bank will hold certain collateral that will serve as collateral for the obligations under the Compass Bank Credit Agreement, the Goodrich Credit Agreement and the Lafitte Credit Agreement. The Collateral Agency Agreement will be substantially in the form of Exhibit L. Compass Bank and the Noteholder Agent will execute a Subordination Agreement (the "Subordination Agreement") providing for the subordination of the Subordinated Note and the guaranty by Goodrich-Louisiana of the Lafitte Note. The Subordination Agreement will be substantially in the form of Exhibit M.

         The Undersigned further acknowledges and agrees that, notwithstanding any provision herein or in any of the Unit Documents to the contrary, the Undersigned shall not exercise any warrant or any conversion right to acquire any shares of Common Stock for the period commencing with the issuance of any of the Unit Securities and ending eleven (11) days after the mailing of the notice to Goodrich-Delaware's shareholders as required by the New York Stock Exchange in connection with its exceptions to the Shareholder Approval Policy.

1.  Subscription.
    -------------
     Subject to the terms and conditions hereof, the Undersigned hereby irrevocably subscribes for and agrees to purchase from the Companies the number of Units set forth underneath the Undersigned's name on the signature page attached hereto, for a price of One Hundred Fifty and No/100 Dollars ($150.00) per Unit in cash. The total amount of such consideration is referred to in this Subscription Agreement as the Purchase Price. The Undersigned agrees to deliver the Purchase Price to the Noteholder Agent in immediately available funds on the date this Subscription Agreement is executed by the Undersigned. The Undersigned understands that separate Subscription Agreements will be executed with other purchasers for the remainder of the Units to be sold in this Offering.

2. Acceptance of Subscription; Delivery of Purchase Price; Power of Attorney.
   --------------------------------------------------------------------------

     (a) The Undersigned understands and acknowledges that (i) the Companies have the unconditional right, exercisable in their sole and absolute discretion, to accept or reject this Subscription Agreement, in whole or in part, (ii) subscriptions need not be accepted in the order received, (iii) all subscriptions are subject to prior sale and to withdrawal, modification or cancellation of the Offering by the Companies, (iv) no subscription shall be valid unless and until accepted by the Companies, (v) this Subscription Agreement shall be deemed to be accepted by the Companies only when it is signed by an authorized officer of each of the Companies on behalf of the Companies, and (vi) notwithstanding anything in this Subscription Agreement to the contrary, the Companies shall have no obligation to issue Units to any person to whom the issuance of the Units would constitute a violation of the Securities Act or any state securities laws.

     (b) Upon execution of this Subscription Agreement by duly authorized officers of the Companies (the "Time of Acceptance") and the satisfaction of any conditions to funding, as set forth in the Goodrich Credit Agreement or the Lafitte Credit Agreement, the Noteholder Agent will deliver the Purchase Price to the Companies.

     (c) The Undersigned has executed and delivered the Power of Attorney, attached hereto as Exhibit L, to the Noteholder Agent. Such Power of Attorney designates the Noteholder Agent as the Agent for the Undersigned for the purposes set forth therein, including, without limitation, the execution of the Unit Documents (hereinafter defined) in substantially the form as attached hereto.

3. Tax Matters.
   ------------
          The Undersigned understands and acknowledges that some risks and uncertainties exist with respect to the federal income tax consequences of the Units, and agrees to consult with and rely upon the Undersigned's tax advisors with respect to the federal income tax consequences of the purchase, ownership and disposition of a Unit.

4. Representations, Warranties and Covenants of the Companies. As of the Time of Acceptance, the Companies represent and warrant to and covenant with the Undersigned as follows:

     (a) Each of the Companies is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization, as the case may be, with full corporate power and authority to own its assets and to conduct its business as it is currently being conducted, and is duly qualified and in good standing to do business in the jurisdictions in which the nature of the business conducted by it or the ownership of its assets makes such qualification necessary, other than any matters, including failure to be so qualified and in good standing, that would not have a material adverse effect on the Companies.

     (b) Immediately prior to the Closing, the authorized and outstanding capitalization of Goodrich-Delaware will consist of that which is described on Schedule 1. Except as provided in Schedule 1, there are no outstanding rights, options, warrants or agreements for the purchase or acquisition from Goodrich-Delaware of any shares of its capital stock. Goodrich-Delaware is not a party or subject to any agreement, and, to the best of its knowledge, there is no agreement or understanding between any other persons, which relates to the voting or giving of written consents with respect to any security or by a director of the Goodrich-Delaware.

     (c) Each of the Companies has duly authorized by all necessary corporate action the issuance and sale of up to an aggregate of 100,000 Units entitling the holders thereof to purchase, on certain terms and conditions, up to an aggregate of $5,000,000 of Pari Passu Notes, $1,000,000 of Subordinated Notes, $6,000,000 of Lafitte Notes, 300,000 Preferred Units, and Warrants to purchase 3,300,000 shares of Common Stock. As of the Time of Acceptance, this Agreement, and each of the documents and instruments to be executed in connection with the Offering of the Units (collectively, the "Unit Documents") will have been duly executed and delivered by the Companies and (assuming due authorization, execution and delivery hereof by the Undersigned or the Noteholder, as applicable) will constitute legal, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

     (d) The Common Stock issuable upon exercise of the Debt Warrants or the Preferred Warrants or upon conversion of the other Unit Securities, when issued and paid for in accordance herewith and in accordance with the terms of the applicable Unit Documents, respectively, will represent validly authorized, duly issued and fully paid and non-assessable shares of Common Stock of Goodrich-Delaware. The issuance of the Unit Securities will not conflict with the organizational documents of Goodrich-Delaware or any agreement or other instrument binding upon Goodrich-Delaware that is material to Goodrich-Delaware.

     (e) The offer, issuance, sale or delivery of the Units will not conflict with or violate any law, order, statute, regulation or consent applicable to the Companies of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Companies.

     (f) The Companies  are not in violation of,  conflict with or default under
     (i) any provision of their organizational documents, or (ii) any contract, instrument, judgment, order, writ or decree to which it or any of its subsidiaries is a party or by which it or any of them is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Companies, except as would not have a material adverse effect on the assets, condition, affairs or prospects of the Companies taken as a whole, financial or otherwise. The Execution, delivery and performance of this Agreement and the Unit Documents and the consummation of the transactions contemplated hereby and thereby will not, with or without the passage of time and giving of notice, result in any such violation, conflict or default, or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Companies or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Companies which is reasonably likely to have a materially adverse effect.

5. Representations, Warranties and Covenants of the Undersigned.
   -------------------------------------------------------------
     The Undersigned hereby represents and warrants to and covenants with the Companies and to each officer, director and agent of the Companies as follows:

     (a) General:
         --------
          (i) The Undersigned has all requisite authority to enter into this Subscription Agreement and to perform all the obligations required to be performed by the Undersigned hereunder.

          (ii) The Undersigned is the sole party in interest and is not acquiring the Units as an agent or otherwise for any other person. The Undersigned is a resident of the state set forth below his, her or its name on the signature page hereto and (A) if a corporation, partnership, trust or other form of business organization, it has its principal office within such state; (B) if an individual, he or she has his or her principal residence in such state; and (C) if a corporation, partnership, trust or other form of business organization which was organized for the specific purpose of acquiring the Units, all of the beneficial owners are residents of such state.

     (b) Information Concerning the Companies:
         -------------------------------------

          (i) The Undersigned is familiar with the business and financial condition, properties, operations and prospects of the Companies, and has been afforded the opportunity to ask questions of, and has received satisfactory answers from, the Companies' officers and directors, or other persons acting on the Companies' behalf, concerning the business and financial condition, properties, operations and prospects of the Companies' and concerning the terms and conditions of the Offering.

          (ii) The Undersigned understands that, unless the Undersigned notifies the Companies in writing to the contrary before the Time of Acceptance, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Time of Acceptance, taking into account all information received by the Undersigned.

          (iii)The Undersigned understands that the purchase of the Units involves various risks and that no assurance can be given as to the future value of any investment in the Units or the future financial condition or results of operations of the Company. The Undersigned understands that the Companies' future performance will depend on a number of factors beyond the Companies' control, including the price of oil and gas, the success of the Companies' exploratory and development drilling program, its ability to replace reserves and general economic and industry conditions.

          (iv) No representations or warranties have been made to the Undersigned by the Companies as to the tax consequences of this investment or as to the expected profits, losses or cash flow of the Companies which may be received or sustained as a result of this investment.

          (v) All documents, records and books pertaining to a proposed investment in the Units which the Undersigned has requested have been made available to the Undersigned.

     (c) Status of the Undersigned:

          (i) The Undersigned has had the opportunity to consult with the Undersigned's own attorney and/or accountant regarding the Undersigned's investment in the Units and their suitability for purchase by the Undersigned, and to the extent necessary, the Undersigned has retained, at the Undersigned's own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits, risks and consequences of this Subscription Agreement and of purchasing and owning the Units.

          (ii) The Undersigned represents that the Undersigned is (please initial each category below which is applicable to the Undersigned):

               ( ) (A) a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles);

               ( ) (B) a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with his or her spouse in excess of $300,000 in each of the last two years and who reasonably expects to reach the same level of individual or joint income this year. For purposes of the Offering, individual income shall equal adjusted gross income, as reported in the Undersigned's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations and releases of the Securities and Exchange Commission;

               ( ) (C) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in
                  Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees with total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

               (  ) (D) a private  business  development  company  as defined in
                  Section 202(a)(22) of the Investment Advisors Act of 1940;

               ( ) (E) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000;

               ( ) (F) an individual who is a director or executive officer of the Company;

               ( ) (G) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in
                  Section 506(b)(2)(ii) of Regulation D under the Securities Act; or

               ( ) (H) an entity in which all of the equity owners are Accredited Investors set forth above.

          (iii)The Undersigned agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Units.

     (d) Restrictions on Transfer or Sale of the Warrants and the Common Stock Issuable upon Exercise of the Warrants or upon Conversion of the Other Unit
     Securities:

          (i) The Undersigned is acquiring the Units subscribed for solely for the Undersigned's own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Units or the Unit Securities. The Undersigned understands that the offer and sale of the Units and the Unit Securities has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Undersigned and the other representations made by the Undersigned in this Subscription Agreement. The Undersigned understands that the Companies are relying upon the representations, covenants and agreements contained in this Subscription Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

          (ii) The Undersigned understands that the Units and the Unit Securities are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Commission provide in substance that the Undersigned may dispose of the Units and the Unit Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the Undersigned understands that the Company has no obligation or intention to register any of the Units or the Unit Securities purchased by the Undersigned hereunder other than as provided in the Unit Documents, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Undersigned understands that under the Commission's rules, the Undersigned may dispose of the Units and the Unit Securities acquired pursuant to the Offering only by registration under the Securities Act or in "private placements" which are exempt from registration under the Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Undersigned. As a consequence, the Undersigned understands that it must bear the economic risks of the investment in the Units and the Unit Securities for an extended period of time.

          (iii)The Undersigned agrees: (A) that the Undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Units or the Unit Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the offer and sale of the applicable securities under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (B) that the Companies and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any such securities except upon compliance with the foregoing restrictions and the receipt of a favorable opinion of counsel satisfactory to the Companies and/or evidence satisfactory to the Companies that such restrictions have been complied with; and (C) that a legend in substantially the following form will be placed on the certificates representing the Unit Securities:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND

          IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF A FAVORABLE OPINION OF COUNSEL AND/OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

          (iv) The Undersigned has not offered or sold any portion of the subscribed for Units or Unit Securities and has no present intention of dividing such Units or Unit Securities with others or of reselling or otherwise disposing of any portion of such Units or Unit Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

6.  Survival;  Indemnification.
    --------------------------
     All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in this Section 6 shall survive (i) the acceptance of this Subscription Agreement by the Companies, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Undersigned, and (iii) the death or disability of the Undersigned. The Undersigned acknowledges the meaning and legal consequences of the representations, warranties and covenants in
Section 5 hereof and that the Companies have relied upon such representations, warranties and covenants in determining the Undersigned's qualification and suitability to purchase the Units. The Undersigned hereby agrees to indemnify, defend and hold harmless the Companies, their respective officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the Undersigned herein or the breach of any warranty or covenant herein by the Undersigned.

7. Registration.
   -------------
     "Registrable Shares" shall mean the Common Stock to be issued in connection with the transactions referred to herein. Goodrich-Delaware shall file with the SEC within sixty (60) days following the date of grant hereof a registration statement on Form S-1 under the Securities Act of 1933, as amended, or such other form that Goodrich-Delaware is eligible to use or that the SEC deems appropriate (the "Registration Statement") for the registration of the resale by the Undersigned of the Registrable Securities. Goodrich-Delaware shall use its best efforts to have the Registration Statement declared effective by the SEC by no later than ninety (90) days after the date of grant hereof and to ensure that the Registration Statement, and the underlying prospectus, remains in effect until such time as all of the Registrable Shares are freely tradable under Rule 144 promulgated under the Securities Act.

     (a) Notwithstanding the foregoing, Goodrich-Delaware may defer the filing of the Registration Statement until a date not later than sixty (60) days after the time set forth above if Goodrich-Delaware or its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such Registration Statement (but would not be required if such Registration Statement were not filed).

     (b) Notwithstanding the foregoing, if Goodrich-Delaware determines in its good faith judgment that the filing of any supplement or amendment to the Registration Statement in order to keep the Registration Statement effective would require the disclosure of material information that Goodrich-Delaware has a bona fide business purpose for preserving as confidential, than upon written notice of such determination by Goodrich-Delaware to the Undersigned, the obligation of Goodrich-Delaware to supplement or amend the Registration Statement will be suspended until Goodrich-Delaware notifies the Undersigned in writing that the reasons for suspension of such obligations no longer exist and Goodrich-Delaware amends or supplements the Registration Statement as may be required. The maximum number of consecutive days during which Goodrich-Delaware may delay the filing of any such supplement or amendment shall not exceed sixty (60) days.

8. Conditions  to  Obligations  of  the  Undersigned  and  the  Companies.
   ----------------------------------------------------------------------
     The obligations of the Undersigned to purchase and pay for the Units specified herein and of the Companies to sell such Units are subject to the condition that the representations and warranties of the Companies contained in
Section 4 hereof and of the Undersigned contained in Section 5 hereof shall be true and correct on and as of the Time of Acceptance in all respects with the same effect as though such representations and warranties had been made on and as of the Time of Acceptance.

9. Notices.
   -------
     All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     (a) if to the Companies, to the following address:

                  Goodrich Petroleum Corporation
                  Goodrich Petroleum Company, L.L.C.
                  Goodrich Petroleum Company-Lafitte, L.L.C.
                  333 Texas Street, Suite 1375
                  Shreveport, Louisiana 71101
                  Attn: Walter G. Goodrich

     (b) if to the Undersigned, to the address set forth on the signature page hereto;

     (c) or at such other address as either party shall have specified by notice in writing to the other.

10. Notification of Changes.
    -----------------------
     The Undersigned agrees and covenants to notify the Companies immediately upon the occurrence of any event prior to the Time of Acceptance which would cause any representation, warranty, covenant or other statement contained in this Subscription Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the Time of Acceptance.

11. Assignability.
    -------------
     This Subscription Agreement is not assignable by the Undersigned, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

12. Binding  Effect.
    ---------------
     Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

13. Obligations  Irrevocable.
    ------------------------
     The obligations of the Undersigned shall be irrevocable, except with the consent of the Companies, until the Time of Acceptance or earlier termination of the Offering.

14. Entire  Agreement.
    -----------------
     This Subscription Agreement, and the Unit Documents constitute the entire agreement of the Undersigned and the Companies relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

15. Governing  Law.
    --------------
     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, exclusive of any conflicts of law principles; and the parties hereto agree that the state and federal courts situated in Caddo Parish, Louisiana, shall have personal jurisdiction over the parties hereto to hear all disputes arising under this Subscription Agreement. This Subscription Agreement is to be at least partially performed in Caddo Parish, Louisiana, and, as such, the parties agree that venue shall be proper with the state or federal courts in Caddo Parish, Louisiana, to hear such disputes.

16. Severability.
    ------------
     If any provision of this Subscription Agreement or the application thereof to the Undersigned or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Subscription Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

17. Headings.
    --------
     The headings in this Subscription Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Subscription Agreement or any provision hereof.

18. Counterparts.
    ------------
     This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     NOTE: Please be certain you have initialed the appropriate category of Accredited Investor in Section 6(c).

         IN WITNESS  WHEREOF,  the  Undersigned  has executed this  Subscription
Agreement this day      of September, 1999.
                  ------
TYPE OF OWNERSHIP (Check One):

(  ) INDIVIDUAL OWNERSHIP (one signature required)

(  ) TRUST,  AGENT OR OTHER  PERSON  ACTING IN A  REPRESENTATIVE  CAPACITY
     List the name of the person or entity who will be the record holder and provide (i) copy of trust agreement, power of attorney or other instrument granting the power and authority to subscribe, or (ii)an opinion of counsel as to such power and authority)

(  ) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both or all parties must sign)

( ) COMMUNITY PROPERTY (one signature required if shares are held in one name, i.e., managing spouse; two signatures required if shares are held in both names)

( ) TENANTS IN COMMON (both or all parties must sign) (Can only be used if parties are related and living in same household)

( ) CORPORATION (please include copies of the corporation's Articles of Incorporation and bylaws)

(  ) PARTNERSHIP (include copy of Partnership Agreement authorizing signature)



         (1) If a Partnership, Corporation or other qualified association, the signature should be in the name of such entity followed by the authorized signature and title of the person signing.

         (2) Second signature required for any joint investment.


Name of Investor:
                    ---------------------------


Signature:

----------------------------------------

Title:
       ---------------------------------
Address:
       ---------------------------------

----------------------------------------

----------------------------------------

Social Security or Tax I.D. No.:

----------------------------------------


Item                     Number/Amount                      Investment
----                     -------------                      ----------

Units
                         -------------                      ----------
Pari Passu Note
                         -------------                      ----------
Subordinated Note
                         -------------                      ----------
Lafitte Note
                         -------------                      ----------
Preferred Units
                         -------------                      ----------
Debt Warrants
                         -------------                      ----------
Deferred Warrant
                         -------------                      ----------
     Total
                         -------------                      ----------

If joint investment:

  Name of additional investor:
                              ---------------------------------

         Signature:
                    -------------------------------------------

         Title (if applicable):
                                -------------------------------

         Address:
                  ---------------------------------------------

         Social Security or Tax I.D. No.:
                                           --------------------

No. of Units subscribed for:
                             ----------------------------------



                 Accepted by Goodrich Petroleum Corporation


                   By:
                       --------------------------------------
                            Walter G. Goodrich, President

                 Accepted by Goodrich Petroleum Company, L.L.C.


                   By:
                       --------------------------------------
                            Walter G. Goodrich, President

                 Accepted by Goodrich Petroleum Company-Lafitte, L.L.C.


                   By:
                       --------------------------------------
                            Walter G. Goodrich, President